EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 2002 except for the subsequent event described in Note 9 as to which the date is March 15, 2002, relating to the financial statements, which appears in Adstar, Inc.'s Annual Report on Form 10-KSB/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Los Angeles, California
February 3, 2003